As filed with the Securities and Exchange Commission on June 12, 2013

Registration No. 333-179050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VANGUARD NATURAL RESOURCES, LLC

VNR FINANCE CORP.

(and certain subsidiaries identified in footnote (*) below)

(Exact Name of Registrant as Specified in its Charter)

Delaware Delaware	61-1521161 80-0411494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5847 San Felipe, Suite 3000

Houston, Texas 77057

(832) 327-2255

(Addresses, including zip code, and telephone numbers, including area code, of registrant’s principal executive offices)

Scott W. Smith

5847 San Felipe, Suite 3000

Houston, Texas 77057

(832) 327-2255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered*	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Series A Cumulative Redeemable Perpetual Preferred Units (1)				(2)
+	In addition to an indeterminate amount of the following classes of securities as provided in the initial filing of the Registration Statement on Form S-3 on January 18, 2012: Common Units representing limited liability company interests; Debt Securities; and Guarantees of debt securities.
(1)	An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered hereunder at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay as you go basis.

* The following are co-registrants that may guarantee the debt securities:

Vanguard Natural Gas, LLC (Exact Name of Registrant as Specified in its Charter)
Kentucky	20-1951004
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

VNR Holdings, LLC (Exact Name of Registrant as Specified in its Charter)
Delaware	38-3756371
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Vanguard Permian, LLC (Exact Name of Registrant as Specified in its Charter)
Delaware	42-1750198
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Encore Energy Partners Operating LLC (Exact Name of Registrant as Specified in its Charter)
Delaware	20-8456886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Encore Clear Fork Pipeline LLC (Exact Name of Registrant as Specified in its Charter)
Delaware	20-8542032
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Vanguard Natural Resources, LLC’s Registration Statement on Form S-3 (File No. 333-179050) is being filed to register, in addition to the classes of securities originally registered, an indeterminate amount of Series A Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units”), and to file the required exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing. A description of the new class of securities being registered hereunder will be provided through a prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the Registration Statement and Prospectus that is part of the Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Securities and Exchange Commission Registration Fee		*
Printing and Engraving Expenses	$	**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Miscellaneous Expenses		**
Total Expenses	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Members of Our Board of Directors.

The section of the prospectus entitled “Description of Our Limited Liability Company Agreement—Indemnification” discloses that we will generally indemnify officers and members of our board of directors to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

To the extent that the indemnification provisions of our limited liability company agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

The underwriting agreements that we may enter into with respect to the offer and sale of securities covered by this registration statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agent, as applicable, against civil liabilities under the Securities Act.

Item 16. Exhibits.

See the Exhibit Index following the Signatures pages in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

A. Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

provided, however, that paragraphs (l)(a), (l)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

D. Each of the undersigned registrants hereby undertakes:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2013.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2013
Scott W. Smith
/s/ Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2013
Richard A. Robert

*	Director	June 12, 2013
W. Richard Anderson

*	Director	June 12, 2013
Bruce W. McCullough

*	Director	June 12, 2013
Loren Singletary

By:	* /s/ Scott W. Smith
Name: Scott W. Smith, Attorney-in-Fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2013.

VNR FINANCE CORP.

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2013
Scott W. Smith
/s/ Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2013
Richard A. Robert

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2013.

VANGUARD NATURAL GAS, LLC

By: Vanguard Natural Resources, LLC, its sole manager

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	President, Chief Executive Officer (Principal Executive Officer)	June 12, 2013
Scott W. Smith
/s/ Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2013
Richard A. Robert

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2013.

VNR HOLDINGS, LLC
VANGUARD PERMIAN, LLC

By: Vanguard Natural Gas, LLC, their sole manager

By: Vanguard Natural Resources, LLC, its sole manager

By:	/s/ Scott W. Smith
Name	Scott W. Smith
Title	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	President, Chief Executive Officer (Principal Executive Officer)	June 12, 2013
Scott W. Smith
/s/ Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2013
Richard A. Robert

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2013.

ENCORE ENERGY PARTNERS OPERATING LLC

By: Vanguard Natural Gas, LLC, its sole director

By: Vanguard Natural Resources, LLC, its sole manager

By:	/s/ Scott W. Smith
Name	Scott W. Smith
Title	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	President, Chief Executive Officer (Principal Executive Officer)	June 12, 2013
Scott W. Smith
/s/ Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2013
Richard A. Robert

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2013.

ENCORE CLEAR FORK PIPELINE LLC

By: Encore Energy Partners Operating LLC, its sole manager

By: Vanguard Natural Gas, LLC, its sole director

By: Vanguard Natural Resources, LLC, its sole manager

By:	/s/ Scott W. Smith
Name	Scott W. Smith
Title	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	President, Chief Executive Officer (Principal Executive Officer)	June 12, 2013
Scott W. Smith
/s/ Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2013
Richard A. Robert

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EXHIBIT INDEX

1.1*	—	Form of Underwriting Agreement
4.1*	—	Third Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC
4.2	—	Form of Senior Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on July 26, 2010 (File No. 333-168177))
4.3	—	Form of Subordinated Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on July 26, 2010 (File No. 333-168177))
4.4*	—	Form of Senior Debt Securities
4.5*	—	Form of Subordinated Debt Securities
5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
5.2	—	Opinion of Wyatt, Tarrant & Combs, LLP regarding the legality of certain guarantees (incorporated by reference to Exhibit 5.2 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on January 18, 2012)
8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
12.1**	—	Calculation of ratio of earnings to fixed charges
23.1**	—	Consent of BDO USA, LLP
23.2**	—	Consent of Ernst & Young LLP
23.3**		Consent of KPMG LLP
23.4	—	Consent of DeGolyer and MacNaughton (incorporated by reference to Exhibit 23.3 to Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on January 18, 2012)
23.5	—	Consent of Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 23.3 to Vanguard Natural Resources, LLC Annual Report on Form 10-K filed on March 1, 2013)
23.6**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)
23.7	—	Consent of Wyatt, Tarrant & Combs, LLP (contained in Exhibit 5.2, which is incorporated by reference to Exhibit 5.2 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on January 18, 2012)
24.1	—	Powers of Attorney (incorporated by reference on the signature pages to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on January 18, 2012)
25.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture (incorporated by reference to Form T-1 filed on March 21, 2012 (File No. 333-179050))
25.2***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture

*       To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated by reference to this registration statement.

**    Filed herewith.

*** To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

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